As filed with the Securities and Exchange Commission on February 10, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ALPHA AND OMEGA SEMICONDUCTOR LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

(Address of principal registered offices) (Zip Code)

Alpha and Omega Semiconductor Limited 2009 Share Option/Share Issuance Plan

Alpha and Omega Semiconductor Limited Employee Share Purchase Plan

(Full title of the Plans)

Mike F. Chang

Chief Executive Officer

c/o Alpha and Omega Semiconductor Incorporated

475 Oakmead Parkway

Sunnyvale, California 94085

(Name and address of agent for service)

(408) 830-9742

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Alpha and Omega Semiconductor Limited 2009 Share Option/Share Issuance Plan Common Shares, $0.002 par value	729,243 shares	$13.94	$10,165,647.42	$1,180.23
Alpha and Omega Semiconductor Limited Employee Share Purchase Plan Common Shares, $0.002 par value	182,311 shares	$13.94	$2,541,415.34	$295.06
Aggregate Amount to be Registered:	911,554 shares	Aggregate Registration Fee:		$1,475.29

(1)	This Registration Statement shall also cover any additional Common Shares which become issuable under the Registrant’s 2009 Share Option/Share Issuance Plan or Employee Share Purchase Plan by reason of any share dividend, share split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Shares.
(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Registrant’s Common Shares on February 8, 2011 as reported by The NASDAQ Global Market.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference

Alpha and Omega Semiconductor Limited (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

•

The Registrant’s Annual Report on Form 20-F for the fiscal year ended June 30, 2010, filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 913, as amended (the “Exchange Act”), on September 2, 2010;

•	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by its Annual Report referred to above; and

•

The Registrant’s Registration Statement No. 001-34717 on Form 8-A filed with the Commission on April 22, 2010, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding Common Shares.

All reports and definitive proxy or information statements, if any, filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel

Not Applicable.

Item 6.	Indemnification of Directors and Officers

The Registrant is a Bermuda exempted company. Under Bermuda law, a company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Bermuda law further provides that a company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda. The Registrant’s bye-laws provide that it shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Furthermore, Bermuda law permits the Registrant to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not the Registrant may otherwise indemnify such officer or director. The Registrant has purchased and maintained a directors’ and officers’ liability policy for such a purpose.

Pursuant to the Registrant’s indemnification agreements with its directors and officers, the Registrant agrees to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. In connection with its initial public offering, the Registrant entered into an underwriting agreement in substantially the form filed as Exhibit 1.1 to the Registrant’s Registration Statement No. 333-165823 on Form F-1 filed with the Commission on April 21, 2010 which also provides for indemnification of the Registrant’s directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

Exhibit Number	Exhibit

4.1	Instruments Defining the Rights of Security Holders. Reference is made to Registrant’s Registration Statement No. 001-34717 on Form 8-A filed with the Commission on April 22, 2010 which is incorporated herein by reference pursuant to Item 3 to this Registration Statement.

5.1	Opinion of Conyers Dill & Pearman.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Conyers Dill & Pearman is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.2(1)	Alpha and Omega Semiconductor Limited 2009 Share Option/Share Issuance Plan.

99.3(2)	Alpha and Omega Semiconductor Limited Employee Share Purchase Plan.

(1)	Exhibit 99.1 is incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement No. 333-165823 on Form F-1 filed with the Commission on March 31, 2010.
(2)	Exhibit 99.3 is incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement No. 333-165823 on Form F-1 filed with the Commission on March 31, 2010.

Item 9.	Undertakings

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 2000 Share Plan, 2009 Share Option/Share Issuance Plan and Employee Share Purchase Plan.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, in the State of California on this 10th day of February, 2011.

ALPHA AND OMEGA SEMICONDUCTOR LIMITED

By:	/S/ MIKE F. CHANG
Name:	Mike F. Chang, Ph.D,
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each person whose signature appears below constitutes and appoints Mike F. Chang, Chairman and Chief Executive Officer, and Ephraim Kwok, Chief Financial Officer, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MIKE F. CHANG	Chairman of the Board and Chief Executive Officer (principal executive officer)	February 10, 2011
Mike F. Chang, Ph.D.

/S/ EPHRAIM KWOK	Chief Financial Officer (principal financial officer)	February 10, 2011
Ephraim Kwok

/S/ YIFAN LIANG	Chief Accounting Officer (principal accounting officer)	February 10, 2011
Yifan Liang

Signature	Title	Date

/S/ YUEH -SE HO Yueh-Se Ho, Ph.D.	Director and Chief Operating Officer	February 10, 2011

/S/ CHUNG TE CHANG Chung Te Chang	Director	February 10, 2011

/S/ MARK A. STEVENS Mark A. Stevens	Director	February 10, 2011

/S/ HOWARD M. BAILEY Howard M. Bailey	Director	February 10, 2011

/S/ THOMAS W. STEIPP Thomas W. Steipp	Director	February 10, 2011

/S/ RICHARD W. SEVCIK Richard W. Sevcik	Director	February 10, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Instruments Defining the Rights of Security Holders. Reference is made to Registrant’s Registration Statement No. 001-34717 on Form 8-A filed with the Commission on April 22, 2010 which is incorporated herein by reference pursuant to Item 3 to this Registration Statement.

5.1	Opinion of Conyers Dill & Pearman.

23.1	Consent of PricewaterhouseCoopers LLP , independent registered public accounting firm.

23.2	Consent of Conyers Dill & Pearman is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.2(1)	Alpha and Omega Semiconductor Limited 2009 Share Option/Share Issuance Plan.

99.3(2)	Alpha and Omega Semiconductor Limited Employee Share Purchase Plan.

(1)	Exhibit 99.1 is incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement No. 333-165823 on Form F-1 filed with the Commission on March 31, 2010.
(2)	Exhibit 99.3 is incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement No. 333-165823 on Form F-1 filed with the Commission on March 31, 2010.